Sub-Item 77 Q Exhibits 1(e) Amendments to Investment Advisory Contracts

(d)(164)

Subadvisory Agreement - Fred Alger Management, Inc.
re: Growth Fund effective October 5, 2015 is incorporated herein by reference to exhibit (d)(164) of Post-Effective No. 60 of the
Vantagepoint Funds' registration Statement filed on
December 18, 2015

(d)(165)

Subadvisory Agreement - T. Rowe Price Associates, Inc.
re: Growth Fund effective October 5, 2015 is incorporated herein by reference to exhibit (d)(165) of Post-Effective No. 60 of the Vantagepoint Funds' registration Statement filed on December 18, 2015

(d)(166)

Form of Amendment to Schedule to Second Master Investment Advisory Agreement
effective January 4, 2016 is incorporated herein by reference to exhibit (d)(166)
of Post-Effective No. 60 of the Vantagepoint Funds' registration Statement filed on December 18, 2015

(d)(167)

Form of Fee Waiver Agreement
re: Milestone 2055 Fund is incorporated herein by reference to exhibit
(d)(167) of Post-Effective No. 60 of the Vantagepoint Funds'
registration Statement filed on December 18, 2015

(d)(168)

Amendment
to Subadvisory Agreement - T. Rowe Price Associates, Inc.
re: Growth & Income Fund effective October 5, 2015 is incorporated herein by reference to exhibit (d)(168) of Post-Effective No. 60 of the Vantagepoint Funds' registration Statement filed on December
18, 2015

(d)(169)

Amendment to Subadvisory Agreement - Wellington
Management Company LLP re: Discovery Fund effective September 18, 2015 is incorporated herein by reference to exhibit (d)(169) of Post-Effective
No. 60 of the Vantagepoint Funds' registration Statement filed on
December 18, 2015